As  filed  with  the Securities and Exchange Commission on May 27, 1997.
                                       Registration No. 333-




                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549

                                 __________

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                                 __________

                          FIRST COMMERCE CORPORATION
               (Exact name of registrant as specified in its charter)

     Louisiana             201 St. Charles Avenue              72-0701203
(State or other        New Orleans, Louisiana 70170         (I.R.S.Employer
jurisdiction of               (504) 623-1371               Identification No.)
of incorporation or   (Address, including zip code, and
organization)         telephone number, including area
                      code, of registrant's principal
                            executive offices)
                                __________

                             Michael A. Flick
                 Executive Vice President, Secretary and
                       Chief Administrative Officer
                        First Commerce Corporation
                           201 St. Charles Avenue
                        New Orleans, Louisiana 70170
                              (504) 623-1371
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copy to:

                           Margaret F. Murphy
        Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                         201 St. Charles Avenue
                    New Orleans, Louisiana 70170-5100
                              (504) 582-8000

       Approximate date of commencement of proposed sale to the public:
    As soon as practicable after this Registration Statement becomes effective.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
                                 Amount         Proposed maximum   Proposed maximum      Amount of
Title of each class of           to be           offering price        aggregate        registration
securities to be registered    registered(1)      per share(2)     offering price(2)       fee
----------------------------------------------------------------------------------------------------
Common Stock                   1,000,000 shares    $42.65625         $42,656,250        $12,926.14
($5.00 par value per share)
====================================================================================================

(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common
    Stock of  the  Company,  the  number  of  shares   registered  shall  be
    automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on The Nasdaq Stock Market on May 20, 1997.


PROSPECTUS
                           [FIRST COMMERCE
                          CORPORATION LOGO]

               1997 DIVIDEND AND INTEREST REINVESTMENT
                       AND STOCK PURCHASE PLAN

     This Prospectus describes the 1997 Dividend and Interest Reinvestment and Stock Purchase Plan (the "Plan") of First Commerce Corporation (the "Company"). The Plan will offer the record holders of Company securities, including Company Common Stock, par value $5.00 per share (the "Common Stock"), the 12 3/4 % Convertible
Debentures due 2000, Series A of the Company (the "Series A Debentures") and the 12 3/4 % Convertible Debentures due 2000, Series B of the Company (the "Series B Debentures"), the opportunity to apply the dividend or interest payments on such securities toward the purchase of whole or fractional shares of Common Stock without incurring brokerage commissions, fees, service charges or other expenses that would normally be charged if the record holder purchased Common Stock on the open market. In addition, the Plan will permit record holders of different classes or series of equity or debt securities that the Company may issue in the future to participate in the Plan if approved by resolution of the Board of Directors of the Company.

     Dividend and interest payments reinvested in the Plan will be used to purchase shares of Common Stock at the market price, as calculated under the Plan, at the time of purchase. Participants also have the right to invest up to an additional $150,000 each calendar year for the purchase of Common Stock at the market price, as calculated under the Plan. Purchases of Common Stock under the Plan will be made weekly and on the dividend and interest payment dates of the respective securities included in the Plan, or as soon as practicable thereafter, either directly from the Company or in the open market. The Common Stock is traded on The Nasdaq Stock Market. On May 22, 1997, the last reported sale price of the Common Stock was $42.75 for each share.

     If you do not desire to participate in the Plan, dividend and interest payments will be made by check directly to you. You may, however, elect that cash dividend and interest payments be deposited electronically in any bank, savings, or other financial institution account that you maintain by notifying First Chicago Trust Company of New York, Post Office Box 2500, Jersey City, New Jersey 07303-2500, telephone number (201) 324-0498 or toll free (800) 446-2617. Any liquidation or property dividend will be delivered directly to you.

     This  Prospectus  relates  to 1,000,000 shares of  Common  Stock
registered for sale under the Plan.   The Company recommends that you
retain this Prospectus for future reference.

                      _________________________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                  CONTRARY IS A CRIMINAL OFFENSE.
                      _________________________

             The date of this Prospectus is May 27, 1997.

                          TABLE OF CONTENTS


THE COMPANY.........................................................3

DESCRIPTION OF THE 1997 DIVIDEND AND INTEREST  REINVESTMENT
     AND STOCK PURCHASE PLAN........................................3
     Purpose and Other Considerations...............................3
     Administration.................................................4
     Eligibility....................................................5
     Enrollment Procedures..........................................6
     Book Shares and Certificates for Shares........................6
     Optional Deposits of Common Stock..............................6
     Optional Cash Investments......................................7
     Reinvestment of Dividends and Interest.........................8
     Sales of Plan Shares...........................................8
     Transfers of Shares............................................8
     Share Prices...................................................9
     Fees and Charges...............................................9
     Reports to Participants........................................10
     Withdrawal from the Plan.......................................10
     Termination of Plan Participation..............................11
     Stock Splits, In-Kind Distributions, and Rights Offerings......11
     Participants as Shareholders...................................11
     Change or Termination of the Plan..............................11

FEDERAL INCOME TAX CONSEQUENCES.....................................12
     Federal Income Tax Consequences with Regard to Common Stock....12
     Federal   Income  Tax  Consequences  with  Regard  to  Series  A
           Debentures and Series B Debentures.......................12
     Federal Income  Tax  Consequences  with  Regard to Optional Cash
           Contributions............................................12
     Withholding....................................................13

USE OF PROCEEDS.....................................................13

INDEMNIFICATION OF DIRECTORS AND OFFICERS...........................13

AVAILABLE INFORMATION...............................................13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...................14


                           THE COMPANY

     The Company is a multi-bank holding company providing complete banking and related financial services through a network of affiliated banks and other subsidiaries located in Louisiana to the commercial and consumer markets in the Gulf South, primarily Louisiana and southern Mississippi.

     The principal executive offices of the Company are located
at  201 St. Charles Avenue, New Orleans, Louisiana 70170.   Its
telephone number is (504) 623-1371.

    DESCRIPTION OF THE 1997 DIVIDEND AND INTEREST REINVESTMENT
                     AND STOCK PURCHASE PLAN

Purpose and Other Considerations

     The purpose of the Plan is to provide record holders (collectively, "Security Holders") of Common Stock, Series A Debentures, Series B Debentures, and any subsequently issued series or classes of stock or debt instruments as the Company Board of Directors (the "Board") may designate (collectively, "Securities") with a simple and convenient way of reinvesting dividend and interest payments on Securities and making optional additional cash investments ("Optional Cash Contributions") in shares of Common Stock at the current market price without the payment of brokerage commissions, fees, service charges or expenses other than a nominal charge for processing Optional Cash Contributions by electronic debit.

     Each Plan participant will have a plan account (a "Plan Account") that records the shares of Common Stock ("Plan Shares") allocable to such participant under the Plan. Plan Shares consist of (i) those certificated shares of Common Stock held in such participant's name on the stock records of the Company, the dividends payable in respect of which have been designated by such participant to be reinvested under the Plan, and (ii) "Book Shares," which are shares of Common Stock held in nominee name by the administrator (the "Administrator") of the Plan, as to which such participant's ownership is evidenced solely by book entry in Plan records and not by any certificate. "Participating Securities" include certificated Plan Shares and any other certificated Securities of a participant, the dividends or interest payable in respect of which have been designated by such participant to be reinvested under the Plan.

     The participation options offered under the Plan for eligible Security Holders are:

          Full Dividend and Interest Reinvestment

               Reinvest   cash   dividends   and
               interest    payments    on    all
               Securities    held   of   record.
               Participants  may  also  purchase
               additional shares of Common Stock
               by    making    Optional     Cash
               Contributions of $50 or more,  up
               to   a  total  of  $150,000  each
               calendar year.

          Partial Dividend and Interest Reinvestment

               Reinvest  dividends  and interest
               on only the Securities registered
               in  the  name  of the participant
               that   are  specified   on   such
               participant's  enrollment  forms.
               Participants  may  also  purchase
               additional shares of Common Stock
               by     making    Optional    Cash
               Contributions  of $50 or more, up
               to  a  total  of  $150,000   each
               calendar year.

          Dividend Reinvestment on Book Shares Only

               Continue    to    receive    cash
               dividends  and  interest payments
               on all Securities  registered  in
               the name of the participant.  The
               enrollment  form  further directs
               the  Administrator  to   reinvest
               automatically  dividends on  Book
               Shares held in the  participant's
               Plan  Account.  Participants  may
               purchase  shares  of Common Stock
               by    making    Optional     Cash
               Contributions of $50 or more,  up
               to   a  total  of  $150,000  each
               calendar year.

     Nothing contained in this Prospectus or in other Plan information represents a recommendation by the Company or anyone else that any person buy or sell Common Stock. A decision to participate in the Plan should be made only after a Security Holder has independently made the necessary investment decision.

     The value of Common Stock may increase or decrease. Plan accounts of participants are not insured by the Securities
Investor Protection Corporation, the  Federal Deposit Insurance
Corporation, or any other entity.

Administration

     Administration of the Plan will be  conducted by the bank, trust company or other entity appointed from  time  to  time by
the  Company  to  act  as  Administrator.   First Chicago Trust
Company of New York will be the Administrator.

     The Administrator will be responsible for administering the Plan, receiving all Optional Cash Contributions made by participants, maintaining records of each participant's plan account activities, issuing statements of account, and performing other duties required by the Plan.

     Participants   may  write  to  the  Administrator  at  the
following address:

          First Chicago Trust Company of New York
          Post Office Box 2598
          Jersey City, New Jersey 07303-2598

Be sure to include a reference to First Commerce Corporation.

     Participants may contact the Administrator by telephone at
(201) 324-0498 or toll free at (800) 446-2617 for shareholder customer service, including sale of shares of Common Stock. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern Time each business day. An automated voice response system is available 24 hours each day from 8:00 a.m. Eastern Time on Monday through 9:00 p.m. Eastern Time on Saturday.

     Internet: Messages forwarded on the Internet will be responded to within one business day. The Administrator's
Internet address is "http://www.fctc.com."

     E-Mail:   The   Administrator's    e-mail    address   is:
"fctc@em.fcnbd.com."

     TDD: (201) 222-4955 (telecommunications device for the hearing impaired).

     The Administrator also serves as transfer agent and registrar for the Common Stock and may have other business relationships with the Company from time to time.

Eligibility

     Any Security Holder of record (a "Record Security Holder") is eligible to participate in the Plan, provided such person fulfills the prerequisites for participation described below under "Enrollment Procedures." A person (a "Street Name Beneficial Owner") who has voting or dispositive authority over Securities registered in the name of a third party, such as a bank, broker, nominee, or trustee, may not participate in the Plan. A Street Name Beneficial Owner may become a Record Security Holder eligible to participate in the Plan by first obtaining the registration of Securities in such person's name and thereby establishing a record account (a "Record Account") on the Company's securities records reflecting Securities ownership and then following the procedure for Record Security Holders set forth below. A Street Name Beneficial Owner of Securities should communicate with the record holder of such Securities to determine what action should be taken to accomplish the re-registration of such Securities. A person who has received shares of Common Stock from a participant is also eligible to participate in the Plan provided such person likewise follows the procedure for Record Security Holders set forth below. Notwithstanding the foregoing, the Company and the Administrator retain the right to reject an enrollment application submitted by a former participant if they consider it in the best interests of the Plan.

Enrollment Procedures

     Enrollment Forms. After being furnished with a copy of this Prospectus, a Record Security Holder may join the Plan at any time by completing and signing an enrollment form. Requests for copies of enrollment forms, other Plan forms, and this Prospectus should be made to the Administrator in writing or by telephone. Enrollment forms will be processed as promptly as practicable. Participation in the Plan will commence when a properly completed enrollment form and any other required documentation have been received by the
Administrator. Upon enrollment of a participant, the Administrator will establish a Plan Account for such participant that records the Plan Shares allocable to such participant under the Plan.

     Predecessor Plan Participants. Each participant in the Predecessor Plan will automatically become a participant in the Plan without sending in an enrollment form. All Participating Securities of a participant under the Predecessor Plan will automatically be deemed to be Participating Securities under the Plan and all shares of Common Stock attributable to a Predecessor Plan participant will automatically be deemed to be shares allocable to a Plan account established for such participant, as of the date that the Plan becomes effective. A participant in the Predecessor Plan who does not desire to participate in the Plan should follow the procedures set forth in "Withdrawal from the Plan" below.

Book Shares and Certificates for Shares

     Unless the Administrator is otherwise instructed, a participant will not receive certificates for shares acquired through the Plan. Ownership of Book Shares will be evidenced solely by book entry in the Plan records and will be held in nominee name by the Administrator under the Plan for the benefit of such participant. A participant may, at any time or from time to time, request in writing one or more certificates for all or any number of the whole Book Shares held in such participant's Plan Account. All such requests will be processed promptly by the Administrator.

     Book Shares held in a participant's Plan Account may not be pledged or assigned. A participant who desires to pledge or assign Book Shares must request from the Administrator that a certificate be issued to the participant for such shares.

Optional Deposits of Common Stock

     After the establishment of a Plan Account, a participant may deposit free of charge into such Plan Account any number of shares of Common Stock now or hereafter registered in the name of the participant. Common Stock so surrendered will be allocable to a participant's Plan Account as Book Shares.

     To insure against loss resulting from mailing certificates for Common Stock to the Administrator for deposit under the Plan, the Plan provides for mail insurance free of charge for certificates valued at up to $25,000. To be eligible for certificate mailing insurance, an investor must observe the following procedures. Certificates for Common Stock must be mailed in the brown, pre-addressed envelopes supplied by the Administrator. These Certificates will be insured for up to $25,000 based on the current market value, provided the certificates are mailed first class. If an investor does not use the brown, pre-addressed envelope provided by the Administrator, certificates for Common Stock should be mailed to the Administrator at the address set forth above and insured for possible mail loss at 2% of the market value of the certificates (minimum of $20); this amount represents the replacement cost of the certificates. The Administrator will, as soon as practicable, send the participant a statement confirming each deposit of certificates. A participant must notify the Administrator of any claim within thirty calendar days of the date that the lost certificates were mailed. To submit a claim, an investor must be a participant or the investor's loss must be incurred in connection with becoming a participant. In the latter case, the claimant must enroll in the Plan at the time that the insurance claim is processed. The maximum insurance protection provided to the participant is $25,000, and coverage is available only when the applicable certificates are sent to the Administrator in accordance with the procedures described above. This insurance covers the replacement of certificates for shares of Common Stock but does not protect against any loss resulting from fluctuations in the value of such shares.

     A Street Name Beneficial Owner of shares of Common Stock may not deposit such shares with the Administrator under the Plan. A Street Name Beneficial Owner may become a Record Security Holder eligible to participate in the Plan and thereby be able to deposit shares of Common Stock with the Administrator under the Plan by re-registering such shares in such participant's name and then following the procedures set forth above for enrollment. Notwithstanding the foregoing, any Street Name Beneficial Owner and any Record Security Holder may, as an alternative outside the Plan, participate in the direct registration system for any of the Securities, whereby a Security Holder may be registered on the books of the Company as the owner of a Security without the issuance of a certificate or instrument evidencing such registration or ownership.

Optional Cash Investments

     A Plan participant may elect to make occasional or ongoing Optional Cash Contributions to the Plan for the purchase of shares of Common Stock at the current market price ("Optional Cash Investments"). Each Optional Cash Investment must be at least $50, and the sum of all Optional Cash Investments made in any calendar year by a participant may not exceed $150,000. There is no obligation to make any Optional Cash Investments. A participant may make an initial Optional Cash Contribution when enrolling in the Plan by delivering to the Administrator a personal check or money order in United States dollars made payable to "First Chicago--First Commerce" with the enrollment form. Optional Cash Contributions may thereafter be made through the use of a cash payment form that is attached to each statement received from the Administrator or by automatic deductions from your United States financial institution account.

     To initiate automatic deductions, a person must already be a participant in the Plan and must complete, sign, and return to the Administrator an automatic deductions form, which may be obtained from the Administrator. Automatic deduction forms will become effective as promptly as practicable; however, participants should allow four to six weeks for the first contribution to be initiated.

     Once automatic deductions are begun, funds will be drawn from the participant's designated financial institution account on either the first or the fifteenth of each month, or both (as chosen by you), or the next business day if either the first or the fifteenth day is not a business day, and will normally be invested within five business days. A participant should not send cash. Some financial institutions charge for electronic debits. Interested participants should consult their own financial institutions for any applicable charges. Participants will be charged a fee of $2 by the Administrator for each investment by electronic debit. Participants may vary the amount of such electronic debit investments from time to time upon prior written notice to the Administrator.

     The Administrator will arrange to purchase Common Stock for the Plan with Optional Cash Contributions at least once each calendar week. An "Investment Date" under the Plan is the date in each calendar week selected by the Administrator when it will purchase or begin to purchase shares of Common Stock for the Plan with Optional Cash Contributions. No interest will be paid on Optional Cash Contributions held by the Administrator pending investment. Accordingly, it is suggested that participants communicate with the Administrator to determine the next scheduled Investment Date and transmit Optional Cash Contributions so as to reach the Administrator shortly before such Investment Date. Upon a participant's request received by the Administrator at least one business day prior to a scheduled Investment Date, an Optional Cash Contribution not already invested in Common Stock will be returned, without interest, to the participant.

Reinvestment of Dividends and Interest

     On an enrollment form, a participant designates which of such participant's Securities will be Participating Securities. The dividends and interest on all Participating Securities will be reinvested in Common Stock under the Plan as of the dividend or interest payment date. No interest will be paid on dividends or interest held by the Administrator pending reinvestment. A participant may at any time increase or decrease the number or principal amount of Participating Securities by completing a revised enrollment form, which will be effective upon receipt by the Administrator.

Sales of Plan Shares

     At any time, a participant may request, either by telephone or in writing to the Administrator, that all or a portion of the whole shares of Common Stock allocable to such participant's Plan Account be sold. Such shares will be sold in the open market as soon as feasible by the Administrator. The Administrator will send a check for the sale proceeds to the participant as soon as practicable following such sale, less a service fee (currently $15 for each transaction requested by a participant), brokerage commission and any other cost of sale. Fractional shares of Common Stock may be liquidated only if the participant completely withdraws from participation in the Plan or the Company terminates such participant's Plan Account.

Transfers of Shares

     If a participant desires to transfer, whether by gift or private sale, all or a portion of such participant's shares of Common Stock to another participant or to a person or entity not already a participant, the participant may do so by delivering to the Administrator a completed transaction request form, any necessary transferee enrollment form, and such other documentation as the Administrator may require. With respect to certificated shares, stock certificates for such shares accompanied by documentation as required by the Administrator must also be delivered. Fractional shares of Common Stock may be transferred only if the transferor participant completely withdraws from participation in the Plan or the Company terminates such participant's entire Plan Account. The transferor and the transferee will be sent a transaction notice indicating the transfer of shares.

Share Prices

     Shares of Common Stock purchased for participants under the Plan will be, at the Company's election, either newly issued shares from the Company or shares of Common Stock purchased in the open market. Below are descriptions of prices for purchases and sales of shares under the Plan. Participants do not have control over the price or the time at which Common Stock is purchased or sold for their Plan Accounts. Thus, participants bear the market risk associated with fluctuations in the price of Common Stock.

          The price for shares purchased from the Company will be the average of the high and low sales prices of Common Stock as reported on The Nasdaq Stock Market for the relevant Investment Date or dividend or interest payment date, or, if no prices are reported for such date, the preceding date for which prices are reported.

          The price for shares purchased in the open market for the Plan will be the weighted average price per share of all shares purchased for the Plan in the open market on the relevant Investment Date or dividend or interest payment date.

          The price for shares sold for the Plan will be the current market price of the shares on the day that they are sold, which is usually the day that the sale request is received by the Administrator. The Administrator will deduct from the proceeds of each sale of shares from a participant's Plan Account a service fee (currently $15 for each transaction request by a participant), brokerage commissions, and any other costs of sale.

          As to all purchases and sales, each Plan Account will
          also   be   charged  any  applicable  deductions  and
          withholdings required by law.

     The Administrator will sell shares of Common Stock allocable to any Plan Account as soon as practicable following the Administrator's receipt of a participant's sale instructions. The Administrator will make purchases for the Plan at least once each calendar week. The Administrator may commingle each participant's funds with funds of other participants for purposes of executing purchase and sale transactions.

Fees and Charges

     For each sale of shares from the Plan, a service fee (currently $15 for each transaction request by a participant), brokerage commissions, and any other costs of sale are deducted from the proceeds. The Administrator will charge a fee of $2 for each Optional Cash Contribution made by electronic debit. There is also a fee for duplicate statements as described below in "Reports to Participants." The Company pays all other costs of mailings, materials and other administration of the Plan. All fees and charges are subject to change upon notice to participants.

Reports to Participants

     As soon as practical after each purchase of shares on behalf of a participant, such participant will receive a detailed statement of account. Duplicate account statements may also be obtained from the Administrator. Participants will be charged a fee of $5 for each such statement that is two or more years old, not to exceed $25 for a single request for statements covering more than one year.

     Participants will receive copies of all communications sent generally to Company shareholders, including annual reports to shareholders, proxy material, any consent solicitation material, and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, statements of account, and other communications from the Administrator to a participant will be sent to the participant's address of record; therefore, it is important that a participant promptly notify the Administrator or the Company of any change of address.

Withdrawal from the Plan

     A participant may request to withdraw from the Plan at any time by written or telephone instructions to that effect to the Administrator. Such instructions will be processed as promptly as possible after receipt. If a notice to terminate is received by the Administrator on or after the record date for a dividend or interest payment, the Administrator in its sole discretion may either pay such dividend or interest in cash or reinvest it in shares of Common Stock on behalf of the terminating participant. If such dividend or interest is reinvested, the Administrator may sell the shares purchased and remit the proceeds to the participant, less any brokerage commissions, any service fee, and any other costs of sale. Upon termination the Administrator will send by first class mail certificates for all whole shares of Common Stock in such participant's Plan Account to such participant at such participant's address of record. Any fractional share held in such Plan Account will be sold at the current market price of Common Stock, and the proceeds thereof, less any brokerage commissions, any service fee and any other costs of sale, will be remitted to the participant by check.

     Upon withdrawal from the Plan or the termination by the Company or the Administrator of a participant's participation in the Plan as described in "Termination of Plan Participation" below, a participant may also sell or transfer all or a portion of the shares allocable to such participant's Plan Account in the manner described in "Sales of Plan Shares" and "Transfers of Shares," respectively. Upon such withdrawal, the Administrator will remit to the participant a check for the sale proceeds of the shares sold, less brokerage commission, the applicable service fee, any other costs of sale and any applicable deductions and withholdings required by law. The value of any fractional share so liquidated will be determined as indicated above with respect to complete withdrawal from the Plan.

Termination of Plan Participation

     The Company or the Administrator may, in their discretion, terminate a participant's participation in the Plan at any time and will do so if a participant's continued participation is not considered to be in the best interests of the Company. The objective of the Plan is to encourage long-term investment by allowing Security Holders to accumulate Common Stock over a long period of time, thus providing benefits to Security Holders and the Company. Excessive activity in a participant's account does not serve this objective and may cause the Company or the Administrator to terminate the eligibility of a participant and such participant's Plan Account. The Company or the Administrator may terminate a participant's Plan Account upon sending such participant a written notice of termination. The Administrator will send by first class mail certificates for all whole shares of Common Stock. Any fractional share held in such Plan Account will be sold at the current market price of Common Stock, and the proceeds thereof, less any brokerage commissions, any service fee and any other costs of sale, will be remitted to the participant by check.

Stock Splits, In-Kind Distributions, and Rights Offerings

     Any stock dividend or split shares of Common Stock distributed on shares held by both the Administrator for a participant in a Plan Account and by a participant will be credited to the participant's Plan Account as Book Shares. Participation in any rights offering will be based upon both shares of Common Stock registered in a participant's name and any Book Shares, including any fractional shares, credited to such participant's Plan Account.

Participants as Shareholders

     A participant will have the exclusive right to vote all whole shares of Common Stock allocable to such participant's Plan Account in person or by proxy. Whole shares of Common Stock allocable to a Plan Account will not be voted unless the participant or such participant's proxy votes them. Fractional shares of Common Stock will accrue dividends but not carry voting rights. A participant will be recognized as a shareholder of the Company for purposes of eligibility for admission to the Company's shareholder meetings, voting of whole shares of Common Stock allocable to such participant's Plan Account, disposing of shares of Common Stock allocable to such Plan Account, and the communications that the Company sends from time to time to its shareholders.

Change or Termination of the Plan

     The Company may at any time and from time to time, at its sole option, modify or terminate the Plan, in whole, in part or in respect of participants in one or more jurisdictions, without the approval of participants, but no such amendment shall result in a distribution to the Company of any amount allocable to a Plan Account of any participant. A participant may sell or transfer all or a portion of the Common Stock allocable to such participant's Plan Account upon the Company's termination of the entire Plan or of such participant's Plan Account.

                 FEDERAL INCOME TAX CONSEQUENCES

     Following is a summary of the major federal income tax consequences of participation in the Plan, which should be used as a guide for each participant in pursuing additional advice relevant to the participant's specific situation. Participants are urged to seek professional advice with respect to their tax situation.

Federal Income Tax Consequences with Regard to Common Stock

     A participant whose Participating Securities include Common Stock who acquires additional shares of Common Stock from the Company by the reinvestment of dividends (including corporate shareholders) will be treated as having received dividend income on the dividend payment date in an amount equal to the amount that would have otherwise been received instead of the Common Stock purchased with the reinvested dividends. With respect to Common Stock acquired in open market transactions, a participant will be treated as having received dividend income in an amount equal to the amount used to purchase the Common Stock plus the participant's pro rata amount of any brokerage commissions paid by the Company. Corporate participants, subject to certain limitations, will be eligible for the 70% dividends received deduction.

     The tax basis of Common Stock credited to a participant's account will equal the amount treated as dividend income. The holding period of Common Stock credited to a participant's account will begin on the day following the date of purchase.

Federal  Income  Tax  Consequences  with  Regard  to  Series  A
Debentures and Series B Debentures

     A   participant  whose  Participating  Securities  include
Series A Debentures and Series B Debentures will realize interest income in an amount equal to the fair market value of the Common Stock purchased by the reinvestment of interest payments (i.e., the amount that would have otherwise been received instead of the Common Stock). The participant's pro rata amount of any brokerage commissions paid by the Company in open market transactions would be recognized as ordinary income, not interest income.

     The tax basis of Common Stock credited to a participant's account will equal the fair market value of the Common Stock on the purchase date plus any pro rata amount of brokerage commissions taxed to the participant as ordinary income. The holding period of Common Stock credited to a participant's account pursuant to the interest reinvestment portion of the Plan will begin on the day following the date of purchase.

Federal  Income  Tax  Consequences with Regard to Optional Cash
Contributions

     Participants who make Optional Cash Contributions will be treated as having received ordinary income (as a constructive dividend to such participant) equal to such participant's pro rata amount of any brokerage commissions paid by the Company in open market transactions.

     The tax basis of Common Stock credited to a participant's account as a result of Optional Cash Investments is the purchase price of the Common Stock plus any pro rata amount of brokerage fees or commissions taxed to the participant as described above. The holding period of Common Stock acquired pursuant to Optional Cash Investments will begin on the day following the date of purchase.

Withholding

     In accordance with current United States Treasury Regulations, security holders must provide the Plan administrator with their taxpayer identification number or Social Security number to avoid withholding on dividend and interest payments and to become eligible to be a Participant in this Plan.

                         USE OF PROCEEDS

     The net proceeds from the sale of newly issued Common Stock of the Company pursuant to the Plan will be used for general corporate purposes of the Company, including investments in, or extensions of credit to, the banking and nonbanking subsidiaries of the Company. The Company will not receive any proceeds with respect to shares of Common Stock obtained in the open market.
            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section  83  of  the  Louisiana  Business Corporation  Law
authorizes and the By-Laws of the Company provide for indemnification of directors and officers of the Company against certain liabilities under certain circumstances, including liabilities under the Securities Act of 1933 (the "Securities Act"). As permitted by its Articles of Incorporation, the Company has entered into contracts with its directors and officers providing for indemnification to the fullest extent permitted by law. The Company has purchased a policy of insurance against possible liability under the Securities Act of its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      AVAILABLE INFORMATION

     The Company has filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Common Stock being offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit to the Registration Statement.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the SEC. The Registration Statement, as well as such reports, proxy statements and other information filed with the SEC by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at the following locations: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC
(http://www.sec.gov). The Common Stock of the Company is traded on The Nasdaq Stock Market. Reports, proxy statements and other information may also be inspected at the offices of The National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, which have been filed by the Company with the SEC, are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed pursuant to Section 13 of the Exchange Act;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (3)  The  Company's  Current  Report  on  Form  8-K  dated
January 14, 1997;

     (4)  The Company's Current Report on Form 8-K  dated April
11, 1997;

     (5)  All  other  reports filed by the Company pursuant  to
Section 13 of the Exchange Act since December 31, 1996; and

     (6) The description of the Common Stock set forth in Item 1 of the Company's Applications for Registration on Form 8-A filed on November 9, 1972 and December 22, 1976, as amended by a Form 8 filed on June 19, 1989, a Form 8-A filed on August 12, 1993, and a Form 8-A/A (No. 2) filed on May 3, 1996.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the SEC, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Investor Relations, First Commerce Corporation, 201 St. Charles Avenue, New Orleans, Louisiana 70170, or to Post Office Box 60279, New Orleans, Louisiana 70160, telephone number (504) 623-2900.


                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Estimated expenses payable in connection with the proposed sale of Common Stock covered hereby are as follows:

     SEC registration fee.......................................$12,926.14
     Printing fees and expenses................................. 30,000.00
     Legal fees and expenses.................................... 35,000.00
     Accounting fees and expenses...............................  2,500.00
     Miscellaneous expenses.....................................    573.86
                                                                 -----------
          Total expenses........................................ 81,000.00

Item 15.  Indemnification of Directors and Officers.

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

     Section 11 of the By-Laws of the Company (the "Indemnification By-Law") provides for mandatory indemnification for directors and officers or former directors and officers of the Company to the full extent permitted by Louisiana law. The right to indemnification provided by the Indemnification By-Law applies to all covered claims, whether such claims arose before or after the date that the Indemnification By-Law was adopted.

     As permitted by its Articles of Incorporation, the Company has entered into contracts with certain of its directors and officers providing for indemnification to the fullest extent permitted by law ("Indemnification Contracts"). The rights of the directors and officers under the Indemnification Contracts substantially mirror those granted under the Indemnification By-Law.

     The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

     The Indemnification Contracts provide that, to the extent insurance is reasonably available, the Company will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The Indemnification Contracts also provide that if the Company does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his benefit.

Item 16.  Exhibits.

     4.1  Restated Articles of Incorporation  of  the  Company.
          Incorporated by reference from Exhibit 3.1 to the Annual Report of the Company on Form 10-K for the year ended December 31, 1996.

     4.2 Amended and Restated By-Laws of the Company. Incorporated by reference from Exhibit 3.2 to the Annual Report of the Company on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K").

     4.3 Indenture between the Company and Republic Bank Dallas, N.A., Trustee (trusteeship transferred to The Bank of New York), including the form of 12 3/4 %
          Convertible Debentures due 2000, Series A of the Company. Incorporated by reference from Exhibit 4.1 to the Annual Report of the Company on Form 10-K for the year ended December 31, 1985 (the "1985 Form 10-K").

     4.4 Indenture between the Company and Republic Bank Dallas, N.A., Trustee (trusteeship transferred to The Bank of New York), including the form of 12 3/4 % Convertible Debentures due 2000, Series B of the Company. Incorporated by reference from Exhibit 4.2 to the 1985 Form 10-K.

     4.5  Rights  Agreement  between  the  Company  and   First
          Chicago  Trust  Company of New York, as Rights Agent.
          Incorporated by reference from Exhibit 4.3 to the 1995 Form 10-K.

     4.6  1997  Dividend  and  Interest  Reinvestment and Stock
          Purchase Plan of the Company.

     5    Opinion   of  Jones,  Walker,  Waechter,   Poitevent,
          Carrere & Denegre, L.L.P.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent  of   Jones,   Walker,  Waechter,  Poitevent,
          Carrere & Denegre, L.L.P. (included in Exhibit 5).

     24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company. Incorporated by reference from Exhibit 24 to the
          Registration Statement of the Company on Form S-8 (Registration No. 333-25711) filed with the Securities and Exchange Commission on April 23, 1997.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement to include any material information with re-spect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 27, 1997.

                                          FIRST COMMERCE CORPORATION



                                          By:   /s/ Michael A. Flick
                                             ------------------------------
                                                      Michael A. Flick
                                                 Executive Vice President,
                                             Secretary and Chief Administrative
                                                          Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                    Title                         Date
         ---------                    -----                         ----

            *
---------------------------    Director, President and           May 27, 1997
         Ian Arnof             Chief Executive Officer
                             (Principal Executive Officer)


            *                  Director and Chairman of          May 27, 1997
---------------------------          the Board
     Hermann Moyse, Jr.


/s/  Michael  A. Flick         Executive Vice President,         May 27, 1997
---------------------------   Secretary and Chief Administrative
Michael A. Flick             Officer (Principal Financial Officer)


             *                 Executive Vice, President,
---------------------------    Controller and Principal          May 27, 1997
  Thomas L. Callicutt, Jr.       Accounting Officer


             *                        Director                   May 27, 1997
----------------------------
    James J. Bailey III


             *                        Director                   May 27, 1997
----------------------------
       John W. Barton


            *                         Director                    May 27, 1997
----------------------------
   Sydney J. Besthoff III


            *                         Director                    May 27, 1997
----------------------------
      Robert H. Bolton


            *                         Director                    May 27, 1997
----------------------------
     Robert C. Cudd III


            *                         Director                    May 27, 1997
----------------------------
      Frances B. Davis


            *                         Director                    May 27, 1997
----------------------------
    Laurance Eustis, Jr.


            *                         Director                    May 27, 1997
----------------------------
     William P. Fuller


            *                         Director                    May 27, 1997
----------------------------
     Arthur Hollins III


            *                         Director                    May 27, 1997
----------------------------
     F. Ben James, Jr.


            *                         Director                    May 27, 1997
----------------------------
      Erik F. Johnsen


            *                         Director                   May 27, 1997
----------------------------
 Joseph Merrick Jones, Jr.


                                      Director
----------------------------
      Edwin Lupberger


            *                         Director                   May 27, 1997
----------------------------
    Mary Chavanne Martin


            *                         Director                   May 27, 1997
----------------------------
   Hugh G. McDonald, Jr.


            *                         Director                   May 27, 1997
----------------------------
       Saul A. Mintz


            *                         Director                   May 27, 1997
----------------------------
   O. Miles Pollard, Jr.


            *                         Director                   May 27, 1997
----------------------------
    G. Frank Purvis, Jr.


            *                         Director                   May 27, 1997
----------------------------
      Thomas H. Scott


                                      Director
----------------------------
     Edward M. Simmons


            *                         Director                  May 27, 1997
----------------------------
    H. Leighton Steward


            *                          Director                 May 27, 1997
---------------------------
      Robert A. Weigle



*By:  /s/ Michael A. Flick
    ---------------------------
              Michael A. Flick
              Attorney-in-Fact


                          EXHIBIT INDEX


                                                            Sequentially
Exhibit                                                       Numbered
Number             Description   of   Exhibits                  Page
--------           ---------------------------                 -------

4.1       Restated  Articles  of Incorporation of the
          Company.  Incorporated  by  reference  from
          Exhibit  3.1  to  the  Annual Report of the
          Company  on Form 10-K for  the  year  ended
          December 31, 1996.

4.2       Amended  and   Restated   By-Laws   of  the
          Company.   Incorporated  by  reference from
          Exhibit  3.2  to the Annual Report  of  the
          Company on Form  10-K  for  the  year ended
          December 31, 1995 (the "1995 Form 10-K").

4.3       Indenture between the Company and  Republic
          Bank  Dallas,  N.A.,  Trustee  (trusteeship
          transferred  to  The  Bank  of  New  York),
          including  the form of 12 3/4 % Convertible
          Debentures  due   2000,  Series  A  of  the
          Company.  Incorporated  by  reference  from
          Exhibit  4.1  to  the  Annual Report of the
          Company  on Form 10-K for  the  year  ended
          December 31, 1985 (the "1985 Form 10-K").

4.4       Indenture  between the Company and Republic
          Bank  Dallas,  N.A.,  Trustee  (trusteeship
          transferred  to  The  Bank  of  New  York),
          including  the form of 12 3/4 % Convertible
          Debentures  due   2000,   Series B  of  the
          Company.   Incorporated  by reference  from
          Exhibit 4.2 to the 1985 Form 10-K.

4.5       Rights  Agreement between the  Company  and
          First Chicago Trust Company of New York, as
          Rights Agent.   Incorporated  by  reference
          from Exhibit 4.3 to the 1995 Form 10-K.

4.6       1997 Dividend and Interest Reinvestment and
          Stock Purchase Plan of the Company.

5         Opinion   of   Jones,   Walker,   Waechter,
          Poitevent, Carrere & Denegre, L.L.P.

23.1      Consent of Arthur Andersen LLP.

                                                            Sequentially
Exhibit                                                       Numbered
Number            Description   of   Exhibits                   Page
-------           ----------------------------                  -----

23.2      Consent   of   Jones,   Walker,   Waechter,
          Poitevent,    Carrere &   Denegre,   L.L.P.
          (included in Exhibit 5).

24        Powers of Attorney  pursuant  to which this
          Registration Statement has been  signed  on
          behalf of certain officers and directors of
          the  Company.   Incorporated  by  reference
          from   Exhibit   24   to  the  Registration
          Statement  of  the  Company   on  Form  S-8
          (Registration No. 333-25711) filed with the Securities and Exchange Commission on April
          23, 1997.